Exhibit 10.1

LEASE

between

CROWN PERRYVILLE, LLC,

as Landlord,

and

CELLDEX THERAPEUTICS, INC.,

as Tenant

Dated: May 1, 2013

Perryville III at Perryville Corporate Park

53 Frontage Road

Portions of First (1st) Floor and Second (2nd) Floor

Hampton, New Jersey

TABLE OF CONTENTS

Article		Page

1	LEASE OF PREMISES	2

2	TERM AND POSSESSION	4

3	RENT	6

4	SECURITY DEPOSIT	13

5	OCCUPANCY AND USE	13

6	UTILITIES AND OTHER BUILDING SERVICES	15

7	REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES	18

8	FIRE OR OTHER CASUALTY; CASUALTY INSURANCE	20

9	GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE	22

10	EMINENT DOMAIN	24

11	LIENS	24

12	RENTAL, PERSONAL PROPERTY AND OTHER TAXES	25

13	ASSIGNMENT AND SUBLETTING	25

14	TRANSFERS BY LANDLORD	27

15	DEFAULTS AND REMEDIES	28

16	LANDLORD’S RIGHT TO RELOCATE TENANT	32

17	NOTICE AND PLACE OF PAYMENT	32

18	TENANT’S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES	33

19	MISCELLANEOUS GENERAL PROVISIONS	36

Exhibits:

A                                       -                                            Premises

B                                       -                                            Landlord’s Work

C                                       -                                            Rules and Regulations

D                                       -                                            Estoppel Certificate

E                                        -                                            Rent Schedule

F                                         -                                            Expansion Space

G                                       -                                            Parking Plan

i

LEASE

THIS LEASE (this “Lease”) is made this 1st day of May, 2013, by and between CROWN PERRYVILLE, LLC (“Landlord”), and CELLDEX THERAPEUTICS, INC. (“Tenant”).

ARTICLE 1

LEASE OF PREMISES

Section 1.1                                    Lease of Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, office space in the building, which is commonly known as Perryville III at Perryville Corporate Park located at 53 Frontage Road, Hampton, New Jersey 08827 (the “Building”) for the term hereinafter specified.  The space in the Building hereby leased to Tenant is set forth in Item A of the Basic Lease Provisions and is designated on Exhibit A attached hereto (the “Premises”).

Section 1.2                                    Basic Lease Provisions.

A.                                    Premises: Portions of the first (1st) floor and second (2nd) floor of the Building.

B.                                    Rentable Area of Premises:  approximately 33,363 rentable square feet in the aggregate without representation or warranty by Landlord to be allocated as follows: 3,539 rentable square feet for the first (1st) floor Premises and 29,824 rentable square feet for the second (2nd) floor Premises.  The rentable area of the Premises shall not be re-measured or increased by Landlord during Lease term (unless the Premises is expanded as provided in this Lease).

C.                                    Building Expense Percentage: 11.92%, based on dividing the Rentable Area of the Premises set forth above by 280,000, being the approximate rentable area of the Building.

D.                                    Base Rent: Base Rent payable by Tenant to Landlord as set forth on Exhibit E annexed hereto.

E.                                     Term: Five (5) years and five (5) months.

F.                                      Commencement Date: The later of November 15, 2013 or the date on which Tenant’s Alterations (as hereinafter defined) are substantially completed and a Certificate of Occupancy for the Premises is issued by the Borough of Hampton, New Jersey, permitting Tenant to lawfully use and occupy the Premises.  Notwithstanding the foregoing, in the event Tenant fails to adhere to the delivery dates provided in Tenant’s construction schedule set forth in Section 7.5 herein, the Commencement Date shall be deemed to be November 1, 2013.

G.                                    Expiration Date: Five (5) years and five (5) months following the last day of the calendar month in which the Commencement Date occurs.

H.                                   Rent Commencement Date:  Five (5) months following the Commencement Date.

I.                                        Security Deposit: None.

J.                                        Broker(s): CBRE, Inc. and The Garibaldi Group.

K.                                   Permitted Use:  General administrative, executive and office use, and a Vivarium and a Laboratory and any other lawful use permitted under the zoning regulations for the Borough of Hampton, New Jersey and uses incidental thereto and for no other purpose.

L.                                     Address for notices and payments as follows:

Landlord	c/o Crown Properties, Inc. 8 Fairway Court Upper Brookville, New York 11771
With copies to:	Platte, Klarsfeld, Levine & Lachtman, LLP 10 East 40th Street, 46th Floor New York, New York 10016 Attn: David R. Lachtman, Esq.
With Rental Payments to:	Crown Perryville, LLC 8 Fairway Court Upper Brookville, New York 11771
Tenant:	At the Premises, Attn: Anthony S. Marucci, President
With copies to:	Wilson, Elser, Moskowitz, Edelman & Dicker, LLP 3 Gannett Drive White Plains, New York 10604 Attn: Gregg Bucci, Esq.

ARTICLE 2

TERM AND POSSESSION

Section 2.1                                    Term.  The term of this Lease shall be the period of time specified in Item E of the Basic Lease Provisions (“Original Term”) and shall commence on the Commencement Date.  The date of commencement as defined above, hereinafter called the “Commencement Date,” and the “Expiration Date” shall be confirmed by Tenant as provided in Section 2.5. As used in this Lease, “Lease Term” shall include the Original Term and any renewal thereof.

Section 2.2                                    Tenant’s Access Prior to Commencement Date.  Subject to the terms hereof and provided that Tenant and its agents do not interfere with Landlord’s Work, Tenant shall have access to the Premises not less than sixty (60) days prior to the Commencement Date for the purpose of Tenant installing telephone and network equipment and cabling, as well as furniture fixtures and equipment, including Tenant’s low voltage wiring, appliances, and lab equipment.  Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 2.2, Tenant shall submit a schedule to Landlord for its approval, which schedule shall detail the timing and purpose of Tenant’s entry, and Tenant shall provide Landlord with twenty-four (24) hour prior notice of the timing and purpose of such entry.  In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not unreasonably interfere with Landlord or Landlord’s contractor in performing Landlord’s Work.  If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord in a commercially reasonable manner, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant.  Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Rent Commencement Date).  Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, unless caused by or due to Landlord’s gross negligence or willful misconduct, the same being at Tenant’s sole risk and liability.  Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Landlord’s Work, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees.  In the event that the performance of Tenant’s work in connection with such entry causes a material increase in costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs with no additional markup or fee imposed by Landlord, and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect with no additional markup or fee imposed by Landlord.  In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the

Premises or Building and against injury to any persons caused by Tenant’s actions pursuant to this Section 2.2.

Section 2.3                                    Condition of Premises; “As-Is”.  Except for Landlord’s Work (as set forth on Exhibit B), and except as otherwise specifically provided in this Lease, Landlord is leasing the Premises to Tenant “as is” without representation or warranty.  Notwithstanding anything contained in this Lease, Landlord represents and warrants that the Building and the Premises (1) are, to the best of Landlord’s knowledge, free of any known environmental hazards, including without limitation, mold, (2) have adequate utility capacity for Tenant’s intended use as set forth in Section 1.2 K, (3) are fully sprinklered, and (4) any improvements needed to satisfy compliance for the issuance of the certificate of occupancy (including without limitation, bathrooms) shall not result in any increase costs for Tenant during the term or subsequent extensions of the term of the Lease.

Section 2.4                                    Tenant’s Acceptance of the Premises.  Upon delivery of possession of the Premises to Tenant as hereinbefore provided, (a) Landlord and Tenant shall execute a “punch list” identifying such portions of the Landlord’s Work which remain uncompleted as of the delivery of possession of the Premises to Tenant, and (b) Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date and Expiration date of this Lease, and (ii) that Tenant has accepted the Premises for occupancy and the condition of the Premises, including the tenant finish improvements constructed therein (other than the items identified for the punch list), was at that time satisfactory and in conformity with the provisions of this Lease in all respects.  Landlord shall promptly thereafter correct all such punch list items within thirty (30) days after execution of the letter of understanding.  If Tenant takes possession of and occupies the Premises, Tenant shall be deemed to have accepted the Premises in the manner described in this Section 2.4, even though the punch list and the letter of understanding provided for herein may not have been executed by Tenant, except for any latent defects.

Section 2.5                                    Surrender of the Premises.

A.                                    Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements, and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant’s expense.  Upon such expiration or termination, Tenant shall have the right to remove its personal property (as described in Article 7), and shall, if required by Landlord at the time Landlord approved Tenant’s alteration request, remove all alterations made to the Premises by or on behalf of Tenant.  Additionally, Tenant shall only be obligated to remove computer and telephone cabling and wiring in the office portion of the Premises (the “Office Premises”) that is installed by Tenant.  Such removal shall be performed by Tenant in accordance with all legal requirements and in such a manner that will enable Landlord to adequately identify where said cabling and wiring was removed.  Any property remaining in the Premises after the expiration or termination of this Lease shall be deemed abandoned and Landlord shall have the right to remove and dispose of such property at Tenant’s sole cost and expense.  Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed.

B.                                    Notwithstanding anything to the contrary set forth herein, upon the expiration or earlier termination of this Lease, Tenant will remove its laboratory equipment, benches and hoods and return the laboratory portion of the Premises to Landlord with a vinyl floor and white walls.  All full height demising walls in the Vivarium portion of the Premises will be removed by Tenant and the ceiling grid shall be restored.  Tenant shall be permitted to surrender the mechanical room with all equipment to remain therein.  The remainder of the Premises shall be returned by Tenant to Landlord as required by subsection A above.  Additionally, in the event Tenant does not exercise its Renewal Option (as defined in Section 19.27 herein), Tenant shall pay to Landlord no later than thirty (30) days prior to the expiration of the Initial Term, a one-time restoration fee of $30,912.00 (representing $7.00 per rentable square foot allocated to the Vivarium portion of the Premises, which is deemed to be approximately 4,416 rentable square feet).

Section 2.6                                    Holding Over.  If Tenant, without the prior written consent of the Landlord, holds over and remains in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder, Tenant shall be deemed to hold the Premises as a tenant at sufferance, subject to all of the terms, conditions and covenants of this Lease (which shall be applicable during the holdover period), except that the monthly Base Rent and Additional Rent payable during such holdover period shall be an amount equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent at the time of such expiration or earlier termination.  Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and Tenant shall be liable for all reasonable damages to Landlord.  In the event Tenant holds over in the Premises for a period in excess of thirty (30) days beyond the Expiration Date, Tenant shall be responsible for all consequential damages attributable to such holding over.  The provisions of this paragraph do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or by any other rights hereunder.

ARTICLE 3

RENT

Section 3.1                                    Base Rent.  Commencing on the Rent Commencement Date, and continuing during each Lease Year (as hereinafter defined), Tenant shall pay to Landlord as Base Rent for the Premises the amounts specified on Exhibit E annexed hereto and made a part hereof, which Base Rent shall be payable in monthly installments as specified, in advance, without deduction or offset, on or before the first day of each and every calendar month during the Lease Term; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Base Rent for such first or last fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month.  Tenant shall pay to Landlord the first monthly installment of Base Rent upon Tenant’s execution of this Lease, to be applied to the sixth (6th) monthly installment of Base Rent due after the Rent Commencement Date.  A “Lease Year” shall mean a period of twelve (12) consecutive calendar months.  The first Lease Year shall commence on the Rent Commencement Date, and shall end with the expiration of the next succeeding twelve (12) months, plus the number of days, if any, required to have the period end at the expiration of the calendar month, and each Lease Year shall run consecutively thereafter.  Notwithstanding anything to the contrary contained herein, provided that Tenant is not then in default of this Lease beyond any applicable cure period, Tenant shall receive a rent credit from the Commencement Date up to and including the last day of the fifth (5th) month following the Rent Commencement Date.

Section 3.2                                    Annual Rental Adjustment.

A.                                    Definitions.  For purposes of this Section 3.2, the following definitions shall apply:

1.                                      “Annual Rental Adjustment” shall mean an amount for each calendar year subsequent to the Base Year equal to Tenant’s Building Expense Percentage multiplied by the difference between (a) the amount of Operating Expenses for such calendar year and (b) the amount of Operating Expenses for the Base Year.  In no event shall the Annual Rental Adjustment for any year during the term hereof be less than zero.

2.                                      “Operating Expenses” shall mean the amount of all of Landlord’s direct costs and expenses paid or incurred (subject to a five percent (5%) cap on controllable operating expenses) in owning, managing, operating and maintaining the Building (including without limitation the Common Areas as defined in Section 19.3, and the parking facility which is part of the Building) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including all additional direct costs and expenses of ownership, management, operation and maintenance of the Building which Landlord reasonably determines that it would have paid or incurred during such year if the Building had been ninety-five (95%) percent occupied, including by way of illustration and not limitation:  all general real estate taxes and all special assessments levied against the Building (hereinafter called “real estate taxes”), other than penalties for late payment; costs and expenses of contesting the validity or amount of real estate taxes, including, without limitation, reasonable attorneys’ fees; insurance premiums, water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; reasonable management fees (not to exceed four percent (4%)); wages and related employee benefits payable for the maintenance and operation of the Building; amortization of capital improvements made to the Building with the intention of reducing Operating Expenses or future increase in Operating Expenses amortized over a period consistent with generally accepted accounting principles, together with interest at the rate of six percent (6%) per annum on the unamortized balance thereof; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses (but not capital improvements.  Operating Expenses shall not include: (1) administrative wages and salaries including wages and salaries of any employee above the grade of building manager; (2) renting commissions; (3) franchise taxes or income taxes of Landlord; (4) costs of improving, decorating and painting any space rented or intended to be rented to a tenant; (5) interest and amortization under mortgages; (6) attorneys’ fees in connection with leasing activities, a sale or financing of the Building, or litigation with tenants, subtenants or other occupants of the Building; (7) any amounts included in Operating Expenses that are reimbursed or required to be reimbursed to Landlord by insurance proceeds or condemnation awards; (8) any amount included in Operating Expenses that are reimbursed or required to be reimbursed to Landlord by a tenant in the Building; (9) any fines, penalties, late payment charge, default charges or similar punitive amounts paid or incurred by Landlord in connection with, or as a result of, existing violations of applicable laws; (10) the costs of complying with any laws and regulations relating to hazardous materials (including fines, penalties and interest thereon) or compliance with Environmental Laws; (11) any amounts payable to an affiliate of Landlord to the extent such amounts are in excess of the amounts that would have been paid absent such relationship; (12) costs of repairs incurred by reason of fire or other casualty or condemnation; (13) depreciation of the Building; (14) that portion of the salaries of Landlord’s employees which does not relate to services performed in or for the Building, and (15) sums paid to cause the Building to comply with all legal requirements and laws.

3.                                      “Building Expense Percentage” shall mean the percentage specified in Item C of the Basic Lease Provisions.

4.                                      “Base Year” shall mean calendar year 2014 as adjusted to reflect a ninety-five percent (95%) occupancy of a fully assessed building.

B.                                    Payment Obligation.  In addition to the Base Rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the Premises, in each calendar year or partial calendar year, during the term of this Lease, an amount equal to the Annual Rental Adjustment for such calendar year.

1.                                      Payment of Estimated Annual Rental Adjustment.  The Annual Rental Adjustment shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant.  Tenant shall pay to Landlord each month, at the same time the Base Rent is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

2.                                      Increases in Estimated Annual Rental Adjustment.  If Landlord’s estimate of Operating Expenses increases during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year, by giving Tenant written notice to that effect, but only one time per calendar year, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

3.                                      Adjustment to Actual Annual Rental Adjustment.  After the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment for such calendar year.  Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, or pay the same to Tenant within thirty (30) days if the statement is rendered after the expiration of the Lease as the case may be, the difference between the actual Annual Rental Adjustment for such calendar year and the estimated amount paid by Tenant during such year.  If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then the Annual Rental Adjustment for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year.  The obligations of Landlord and Tenant under this Section 3.2B.3 shall survive the expiration or sooner termination of this Lease for a period of one (1) year.

4.                                      Tenant’s Right to Audit. Landlord shall retain and make available for inspection by Tenant all the records reflected in Landlord’s statement of Operating Expenses as to each year for a period of 180 days after rendering a statement to Tenant (the “Inspection Period”), and Tenant shall be entitled, on reasonable notice, to inspect same at any time during the Inspection Period, at Landlord’s office or any other office where such records my be located or stored, provided that Landlord shall have the right to change such address on notice to Tenant. In the event Tenant shall dispute Landlord’s Statement, Tenant shall, within the Inspection Period, deliver to Landlord a statement (“Tenant’s Statement”) specifying the inaccuracies in Landlord’s Statement, with reasonable detail. If Landlord and Tenant cannot, within thirty (30) days of Landlord’s receipt of Tenant’s Statement, resolve their differences, Landlord and Tenant shall, within fifteen (15) days thereafter, agree on a national certified public accounting firm to undertake a review thereof and to fix, in writing, the Operating Expenses and the Annual Rental Adjustment in accordance with the terms of this Lease (the “Review”) which shall be final and binding on Landlord and Tenant. The certified public accounting firm shall be charged with completion of the Review within a thirty (30) day period. Where Landlord and Tenant cannot timely agree on a national certified public accounting firm for the foregoing, Landlord and Tenant shall each select a member of a national certified public accounting firm who shall be directed to select a national certified public accounting firm to undertake the Review. Where the result of the Review discloses a variation in Operating Expenses from that asserted by Landlord of five percent (5%) or more, the charges of the national certified public accounting firm shall be paid by Landlord and where the result of the Review discloses a variation in Operating Expenses from that asserted by Landlord of less than five (5%) percent, such charges shall be paid by Tenant. Tenant shall pay to Landlord any amounts in dispute pending resolution in accordance with the above procedure.

Section 3.3                                    Electrical Inclusion For Office Premises.

A.                                    Landlord shall use commercially reasonable efforts to achieve competitive utility rates commensurate with rates achieved in the long term energy market for the Building and Premises.  Commencing on the Commencement Date, Tenant shall pay to Landlord, as Additional Rent, electric charges for the Office Premises on account of Tenant’s consumption of electrical energy in the Premises in the sum of $33,509.00 per annum payable in equal monthly installments of $2,792.42 (equivalent to $1.75 per rentable square foot allocated to approximately 19,148 rentable square feet for the Office Premises) (the “Electrical Inclusion Amount”).  Landlord shall provide the Premises with seven (7) watts of power per rentable square foot with respect to all office areas of the Premises.  Tenant will, except for the purpose of office cleaning, use material amounts of electrical energy only during normal weekday operating hours of the Building. Accordingly, if from time to time Tenant makes material use of electricity during hours other than normal weekday operating hours of the Building, or if from time to time Tenant after completion of its initial installation adds or changes any machinery, appliances or equipment which increases the aggregate connected and consuming electrical load in the Office Premises, the Electrical Inclusion Amount and the Additional Rent shall from time to time be equitably adjusted to reflect the resulting actual increase in such consuming use. In addition, Landlord shall have the right to conduct a periodic survey of Tenant’s actual connected and consuming electrical usage and increase the Electrical Inclusion Amount if the survey indicates the Tenant’s actual connected and consuming usage of electricity exceeds the cost of $1.75 per rentable square feet of the Office Premises. Landlord shall furnish a statement of Landlord’s determination as to the amount of the adjustment, and the same shall become binding upon the parties unless, within sixty (60) days, Tenant notifies Landlord that it disputes the amount of such adjustment, in which event the parties shall in good faith make reasonable attempts to come to agreement, and, if Landlord and Tenant cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent electrical consultant selected by Landlord and approved by Tenant, such approval to not be unreasonably withheld or denied. Tenant shall permit said consultant to have access to the Premises and Tenant’s electrical facilities for the foregoing purpose at all reasonable times, provided the same does not interfere with the conduct of Tenant’s business in the Premises, and does not compromise Tenant’s privacy or security in the Premises. The fee of such consultant shall be paid by Tenant unless such consultant finds that Tenant’s use does not justify an increase in Additional Rent, in which case the fee shall be paid by Landlord. When the amount of such adjustment is so determined, Landlord and Tenant shall execute a supplementary agreement to reflect such adjustment, which shall be effective from the date of the increase of such connected and consuming usage as determined by such electrical consultant and shall be made retroactively if necessary. Any adjustment shall be effective even if such supplementary agreement (in form reasonably approved by Tenant) is not executed and delivered. Pending the determination of the adjustment, Tenant shall pay to Landlord the current, existing amount of such connected and consuming usage. Thereafter, if it is determined that Tenant has underpaid or overpaid, Tenant shall either pay the amount of such underpayment to Landlord within thirty (30) days of such determination, or receive a credit against Additional Rent in the amount of the overpayment, said credit to be applied against the next accruing installment(s) of Additional Rent.

B.                                    Landlord reserves the right to discontinue furnishing electric energy to the Office Premises at any time upon not less than ninety (90) days notice to Tenant, provided Landlord either discontinues furnishing electric services to tenants occupying at least fifty (50%) percent of the rentable square footage in the Building or is required to discontinue such service as a result of legal requirements, in which event Tenant shall arrange to obtain electric service directly from the utility providing electric service to the Building. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant, and the Additional Rent payable under this Lease shall be reduced by the Electrical Inclusion Amount then in effect. If Landlord discontinues furnishing electric energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Landlord’s expense, make such changes in panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric energy directly from the public utility company

C.                                    If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any government authority, Tenant agrees that, where permitted by law or applicable regulations, Tenant’s pro rata share of such taxes shall be reimbursed by Tenant to Landlord upon demand.

D.                                    Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed for Tenant’s requirements. Tenant’s use of electric current in the Office Premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the Office Premises.  In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the building’s electric service, Tenant shall not, without Landlord’s prior written consent in each instance, connect any fixtures, appliances or equipment (other than a reasonable number of table or floor lamps, typewriters, word processors, small computers, photocopy machines and similar small office machines using comparable electric current) to the Building’s electric distribution system nor make any alteration or addition to the electric system of the Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord upon notice to Tenant, and all costs and expenses in connection therewith, including, without limitation, those for filing and supervision, shall be paid by Tenant. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Additional Rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, to wit: the actual additional electrical current to be actually connected and consumed by Tenant based upon equipment actually installed and to be used in the Premises. If Landlord and Tenant cannot agree on the amount of such Additional Rent increase, the same shall be determined by a reputable electrical consultant, to be selected by Landlord and approved by Tenant, such approval not to be unreasonably withheld or denied, and paid by Tenant. The parties shall then execute an agreement prepared by Landlord amending this Lease and setting forth the new Additional Rent resulting from such increase and confirming the effective date thereof, but such increase shall be effective from such date even if such agreement is not executed.

Section 3.4                                    Submeter for Vivarium, Laboratory.  Electricity service shall be provided to the Vivarium, laboratory and mechanical storage space located within the Premises by the public utility company supplying electricity service to the Building.  Tenant’s consumption of electricity service in the Premises shall be measured by a sub-meter to be installed therein by Landlord, at Landlord’s sole cost and expense, and Tenant shall be responsible to pay for such consumption directly to Landlord, without any mark up or additional fee imposed by Landlord (the “Sub-Meter Charges”).  The parties acknowledge and agree that consumption shall include all applicable taxes, surcharges, demand charges and rates, energy charges and rates, fuel adjustment charges, time of day charges and other charges, adjustments and sums payable in respect thereof as assessed by the public utility company supplying electricity hereunder. Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure, or defect in the supply or character of electricity furnished to the portions of the Premises above by reason of any requirement, act or omission of Landlord or of any utility or other company servicing the Building with electricity or for any other reason except Landlord’s gross negligence or willful misconduct. Except as set forth in Section 6.3 herein, if either the quantity or character of electrical service is changed by the utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

Section 3.5                                    Late Charges.  In the event Tenant fails to pay within ten (10) days after the same is due and payable any installment of Base Rent or any other sum or charge required to be paid by Tenant to Landlord under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the lower of (a) the annual rate of five percentage points above the rate then most recently announced by Citibank, N.A., or its successor, as its corporate base lending rate, as such corporate base lending rate may change from time to time during the term of this Lease, or (b) the highest rate permitted under applicable law, whichever is less, until paid.  The payment of such interest shall not excuse or cure any default of Tenant under this Lease.

Section 3.6                                    Additional Rent.  “Additional Rent” shall mean the amounts payable by Tenant on account of the Annual Adjustment Rental, the Electrical Inclusion Factor, the Sub-Meter Charges and all other amounts expressly identified as being Additional Rent payable by Tenant to Landlord under this Lease. The payment of Base Rent and Additional Rent hereunder is independent of each and every covenant and agreement contained in this Lease, and Base Rent and Additional Rent shall be paid without set-off, abatement, counterclaim or deduction whatsoever.

ARTICLE 4

SECURITY DEPOSIT — INTENTIONALLY OMITTED

ARTICLE 5

OCCUPANCY AND USE

Section 5.1                                    Occupancy.  Tenant shall use and occupy the Premises for the purposes set forth in Item K of the Basic Lease Provisions and shall not use the Premises for any other purpose whatsoever.

Section 5.2                                    Covenants of Tenant Regarding Use.  In connection with its use of the Premises, Tenant agrees to do the following:

A.                                    Tenant shall (i) use and maintain the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the Tenant’s particular use or occupation of, or any improvement or alteration to, the Premises, (iii) comply with and obey all reasonable directions of the Landlord, including the Building’s Rules and Regulations attached hereto as Exhibit C and as may be modified from time to time by Landlord on reasonable notice to Tenant, provided such Rules and Regulations are applied by Landlord in a uniform and non-discriminatory manner and do not materially increase Tenant’s financial obligations under this Lease, and (iv) shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them.  Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of the Building Rules and Regulations.

B.                                    Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity.  Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified herein.

C.                                    Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord’s commercially reasonable opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy.  Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

D.                                    Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby, on or adjacent to the access door or doors to the Premises and on the monument sign in the front of the Building.

Section 5.3                                    Landlord’s Rights Regarding Use.  In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Premises or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A.                                    Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors as it shall deem reasonably necessary or proper.

B.                                    Landlord shall approve, which approval shall not be unreasonably withheld or denied, prior to installation, all types of drapes, shades and other window coverings used in the Premises, and may control all internal lighting that may be visible from outside the Premises.

C.                                    Landlord shall approve, which approval shall not be unreasonably withheld or denied, all sign painting and lettering, mineral or drinking water, beverages, foods, towels, vending machines or toilet supplies used or consumed on the Premises and the Building, including the suppliers thereof.

D.                                    Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Premises for the use permitted in Item K of the Basic Lease Provisions.

E.                                     Landlord may control the Common Areas in such manner as it deems necessary or proper, including without limitation, requiring all persons entering or leaving the Building to identify themselves and their business in the Building to a security guard; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency, repairs or after regular business hours.

Section 5.4                                    Access to and Inspection of the Premises.  Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at reasonable times, upon reasonable prior notice, but excluding the Vivarium or Laboratory for which a representative of Tenant must be present at all time, for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable.  If representatives of Tenant shall not be present to open and permit such entry into the Premises during an emergency situation that affects the life, health and safety of the Building and/or the Building’s occupants, Landlord and its employees and agents may enter the Premises, including the Vivarium or the Laboratory by means of a master or pass key or otherwise, provided that Landlord gives immediate notice to Tenant’s representative by telephone or e-mail.  Tenant shall provide the name, telephone number and email address of Tenant’s representative upon execution of this Lease, and in the event a new Tenant representative is appointed during the Term, Tenant shall notify Landlord in accordance with Article 17 herein.  Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor, provided Landlord’s access does not interfere with the conduct of Tenant’s business in the Premises, and does not compromise Tenant’s privacy or security in the Premises.

ARTICLE 6

UTILITIES AND OTHER BUILDING SERVICES

Section 6.1                                    Services to be Provided.  Provided Tenant is not in default beyond any applicable cure period, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant’s comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority:

A.                                    Heating, ventilation and air-conditioning for the Office Premises between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays.  Landlord shall also furnish heat and air conditioning for the Office Premises at such other times as are not provided for above on not less than twenty-four (24) hours notice of Tenant’s need for such additional heating or air conditioning, provided Tenant pays to Landlord overtime charges for such additional heating and air conditioning in the amount of $75.00 per hour, which charges are subject to revision.  Such charges shall be deemed Additional Rent under this Lease.

B.                                    Electric current which shall be paid for by Tenant to Landlord as set forth in Article 3 above.  At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation;

C.                                    Water in the Common Areas for lavatory and drinking purposes;

D.                                    Automatic elevator service;

E.                                     Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas on Monday through Friday of each week except legal holidays;

F.                                      Washing of windows at intervals reasonably established by Landlord;

G.                                    Maintenance of the Common Areas, including the removal of rubbish and snow; and

H.                                   Repair and maintenance to the extent specified elsewhere in this Lease;

I.                                        Tenant shall be entitled to utilize hot and cold water as needed in the Office Premises and to operate the cage washer, sinks and other small water usage appliances in the Laboratory and Vivarium provided such use does not materially and adversely affect the Building’s operations and functionality;

J.                                        Tenant shall have the right to utilize existing natural gas and electric service as needed for their business operations;

K.                                   Tenant shall have the right to use Building heating hot water as part of the HVAC for the Lab and Vivarium provided there is excess capacity with no mark-up or additional fee imposed by Landlord;

L.                                     Landlord to provide a lobby attendant during normal business hours and card key access for after hours as external security monitoring system

Section 6.2                                    Additional Services.  If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity greater than those which Landlord determines are reasonably required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services.  In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be borne by Tenant, with no mark-up or additional fee imposed by Landlord, who shall reimburse Landlord monthly for the same as Additional Rent at the same time monthly installments of Base Rent and other Additional Rent is due.

If any lights, machines or equipment (including but not limited to computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building’s air-conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and the rest of the Building, including equipment which modifies the Building’s air-conditioning system.  All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.2.

Tenant shall not connect any electrical equipment other than the business machines and equipment typically used for general office purposes by tenants in office buildings comparable to the Building (a computer not being an example of such a typical business machine with the exception of personal computers and word processors) without Landlord’s prior written consent, which consent shall not be unreasonably withheld or denied.  If Landlord determines that the electricity used by the equipment to be connected exceeds the designed load capacity of the Building’s electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Premises, or to require Tenant to make such modifications to the equipment to connected, as Landlord considers to be reasonably necessary before such equipment may be connected.  The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in this Section 6.2, with no mark-up or additional fee imposed by Landlord.

Section 6.3                                    Interruption of Services.  Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 6.1 may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such interruption shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.  Notwithstanding anything contained herein, if (a) there is an interruption or stoppage of any Building or mechanical system or utilities or other service and the cause or cure of such interruption is within Landlord’s reasonable control (herein called a “Landlord Controlled Interruption”), and such interruption is not due to any negligence or willful misconduct by Tenant, (b) such Landlord Controlled Interruption materially and adversely interferes with Tenant’s use of the premises (or a portion thereof) during business hours for more than five (5) consecutive business days after Tenant delivers written notice thereof to Landlord, and (c) Tenant actually does not use all or the affected portion of the Premises, if applicable, for the operation of Tenant’s business therein, then during the period of time such condition continues beyond such fifth (5th) consecutive business day, Tenant shall be entitled to an equitable abatement of rent for all of the affected portion of the premises, as applicable. Such rent abatement shall cease immediately upon the earlier to occur of (i) the cessation of such Landlord Controlled Interruption or (ii) Tenant’s re-commencement of use of all or the affected portion of the Premises, as applicable, for the operation of Tenant’s business therein.

ARTICLE 7

REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

Section 7.1                                    Repair and Maintenance of Building.  Subject to Section 7.2 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other Common Areas, including repairs arising from latent defects and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants, such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair in a manner consistent with Class A office buildings in the I-78 Western New Jersey Office Market.  Except as provided in Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to any fixtures, appurtenances and equipment therein or thereon, provided the same does not interfere with Tenant’s use of the Premises or its access thereto or the conduct of Tenant’s business in the Premises, and does not compromise Tenant’s privacy or security in the Premises.

Section 7.2                                    Repair and Maintenance of Premises.  Tenant shall, at its sole cost and expense, keep and maintain the Premises in good order, condition and repair, subject to ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease.

Section 7.3                                    Alterations or Improvements.  Tenant shall not make or permit alterations of or upon any part of the Premises or additions to the Premises, including Tenant’s initial alterations to the Premises (collectively, “Alterations”) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld.  Tenant shall at its sole expense and cost, ensure that all Alterations shall be made in accordance with all applicable laws, rules, codes, ordinances and regulations in a good and workmanlike manner and in quality equal to or better than the original construction of the Premises or Building, and Tenant shall comply with such requirements as Landlord considers reasonably necessary or desirable.  Before commencement of any Alterations or delivery of any materials unto the Premises or the Building, Tenant shall furnish to Landlord, for its prior written approval, which approval shall not be unreasonably withheld, delayed or denied, plans and specifications certified by a licensed architect or engineer approved by Landlord, which approval shall not be unreasonably withheld, delayed or denied, and such other documentation as Landlord shall reasonably request in connection with the Alterations.  Landlord’s consent to any such Alterations shall create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency, or compliance with laws, rules, codes, ordinances, or regulations of such Alterations or the plans, specifications or working drawings therefor.  Tenant shall promptly pay all costs attributable to such Alterations (including, without limitation, Landlord’s reasonable costs of reviewing plans and materials submitted to Landlord for approval) and shall promptly repair any damage to the Premises, Building or Common Areas caused by or resulting from such Alterations.  Any such Alterations shall remain for the benefit of Landlord, provided, however, that Landlord may elect at the time Landlord grants its approval of any Alterations to be made by Tenant, to require that Tenant, at its expense, remove at the expiration or earlier termination of this Lease all or a portion of the Alterations made by Tenant and repair any damage caused by such removal.  Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

Notwithstanding the foregoing, during each Lease Year Tenant shall be permitted to perform non-structural Alterations costing no less than $25,000.00 without Landlord’s consent, but upon notice to Landlord.

If Landlord permits Tenant to perform any Alterations, then in addition to the requirements set forth above in this Section 7.3, the following shall apply: (i) prior to the commencement of the Alterations or the delivery of any materials to the Building, Tenant shall submit to Landlord, for Landlord’s approval, which approval shall not be unreasonably withheld, delayed or denied, copies of the contracts, names, and addresses of all contractors, necessary permits and licenses, certificates of insurance (including, without limitation, Workmen’s Compensation, comprehensive general liability and adequacy of design insurance) and instruments of indemnification and waivers of lien against any and all claims, costs, expenses, damages and liabilities which may arise in connection with the Alterations, all in such form and amount as shall be reasonably satisfactory to Landlord; (ii) all such Alterations shall be done only by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld) and at such time and in such manner as Landlord  may from time to time reasonably designate; (iii) upon completion of any Alterations, Tenant shall furnish Landlord with as-built plans, contractors’ affidavits, full and final waivers of lien, receipted bills covering all labor and materials expended and used in connection with such Alterations; and (iv) all such Alterations shall comply with all insurance requirements, all laws, ordinances, rules and regulations of all governmental authorities, and all collective bargaining agreements applicable to the Building, and shall be done in a good and workmanlike manner and with the use of good grades of materials.

Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with Alterations, unless caused by or due to the negligence or willful misconduct of Landlord, its agents or employees occurring within the scope of their respective employments without negligence on the part of Tenant.  No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien.  In the event any lien is filed against the Premises, or any part thereof, for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing by bonding or as provided or required by law or in any other lawful manner.  Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys, fees in connection with any such lien.

Section 7.4                                    Trade Fixtures.  Except as otherwise set forth in Section 2.5(B) above, any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord, shall be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Premises resulting from such removal.  If Tenant fails to remove any and all such trade fixtures from the Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall, at its expense, promptly remove the same and restore the Premises to their prior condition.

Section 7.5                                    Tenant’s Construction Schedule.  In connection with Tenant’s performance of Tenant’s initial Alterations in the Premises, Tenant shall comply with the following schedule:

A.                                    Tenant to submit 50% drawings for Landlord’s review simultaneously with the execution of this Lease.

B.                                    Tenant’s construction manager to submit 95% drawings for sub-contractor bids by May 24, 2013.

C.                                    Tenant’s construction manager to submit permit application package to the governmental authority having jurisdiction over the Premises (Union Township) by May 31, 2013.

D.                                    Tenant’s construction manager to award sub-contracts for major trades by June 21, 2013.

E.                                     Tenant to receive permit approvals by June 26, 2013.

F.                                      Tenant’s construction manager to complete construction by November 15, 2013 (or 20 weeks/140 days after permit approval).

ARTICLE 8

FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

Section 8.1                                    Fire and Other Casualty.  If the Premises or the Building are made untenantable by fire or other casualty, including damage or casualties of war, Landlord shall, to the extent permitted by all mortgages and ground leases on the Building, immediately take such action as is necessary to make applicable insurance proceeds available and to use the same to reconstruct, repair and restore the Building and the Premises, including the tenant improvements, if any, performed by Landlord pursuant to Landlord’s Work or, if the Premises have been leased on an “as is” basis and accordingly no tenant improvements were performed by Landlord in the Premises, to similar improvements located in the Premises on the date of this Lease, and, at

Landlord’s option, Tenant may be permitted or required to devote the proceeds of its insurance covering tenant improvements to cause restoration of tenant improvements over and above those performed or paid for by Landlord pursuant to Landlord’s Work or “as is,” as the case may be, and pay for same to Landlord or through Landlord as if newly done pursuant to Section 5 of this Lease.  In the event fire or other casualty occurs and both Landlord and Tenant are insured, it is agreed that the coverage of the Landlord shall be primary and that Landlord’s recovery in no event shall be reduced by any insurance recovery to Tenant.  Notwithstanding anything in this Section 8.1 to the contrary, if a registered architect selected by Landlord licensed to do business in New Jersey should certify that such work to the Premises cannot be accomplished by using standard working methods and procedures so as to make the Premises tenantable within twelve (12) months from the date the rehabilitation is started or within two (2) months from such date if the Lease term has less than eighteen (18) months remaining, either party shall have the right to terminate this Lease by giving to the other notice of such election within ten (10) days after its receipt of the architect’s certificate.  If said fire or other casualty results in total destruction of the Building, this Lease shall automatically terminate as of the date of said fire or other casualty.  In case of fire or other casualty not resulting in termination of this Lease, rent shall be abated on a per diem basis while the Premises are untenantable.  If Tenant continues to conduct its business or profession in whole or in part from a portion of the Premises after such casualty, rent for space shall be abated pro rata with rent being charged only for the tenantable area.  In case of termination of this Lease, rent shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty.

Section 8.2                                    Casualty Insurance.  Landlord shall at all times during the Lease Term carry a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees.  If the Alterations made by Tenant pursuant to Section 7.3 result in an increase in the premiums charged during the Lease Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as Additional Rent within thirty (30) days after being separately billed therefor.

Section 8.3                                    Waiver of Subrogation.  Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Premises, the Building or personal property within the Building by reason of fire or other casualty or any other risk which is or which is required to be insured against under this Lease, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that all insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party.  Because the provisions of this Section 8.3 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section 8.3 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 8.3.

ARTICLE 9

GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE

Section 9.1                                    Waiver and Release.  To the extent not expressly prohibited by law, Tenant releases Landlord, its mortgagees and their respective agents, partners, officers, servants and employees, from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance herein, or from any accident in or about the building, or from any act or neglect of any tenant or other occupant of the Building or of any other person, including agents, partners, officers, servants and employees of Landlord.  This Section shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, falling plaster, broken glass, sprinkling or air conditioning devices or equipment, or flooding of basements, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature.  If any damage to the Premises or the Building or any equipment of appurtenance therein, whether belonging to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, agents, guests or invitees, Tenant shall be liable therefor and Landlord may, at its option, repair such damage, and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages.  All personal property belonging to Tenant or any occupant of the Premises that is in the Premises or the Building shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

Section 9.2                                    Indemnity.  To the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord, its mortgagees and their respective agents, partners, officers, servants and employees against claims and liabilities, including reasonable attorneys’ fees, for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant’s occupancy of the Premises or the conduct of its business or from activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of Tenant, its agents or employees.  In the event any action or proceeding is brought against Landlord, its mortgagee or their respective agents, partners, officers, servants or  employees by reason of any such claims, then, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

Section 9.3                                    Tenant’s Insurance.  Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Lease Term carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.                                    Worker’s Compensation — minimum statutory amount.

B.                                    Comprehensive General Liability Insurance, including Blanket, Contractual Liability, Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability, Fire Damage.

•                                          Not less than $5,000,000 Combined Single Limit for both bodily injury and property damage.

C.                                    Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, for the full cost of replacement of Tenant’s property.

D.                                    Business Interruption Insurance equivalent to no less than twelve (12) months of Base Rent.

Such insurance policy or policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord’s managing agent and mortgagee as additional insureds and shall provide that they may not be canceled on less than thirty (30) days prior written notice to Landlord.  Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverage within thirty (30) days after a request to do so.  Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance, Landlord shall have the right, but not the obligation, to obtain such insurance and collect the cost thereof from Tenant as additional rent.

Section 9.4                                    Landlord’s Responsibility.  Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant’s property as provided in Section 8.2) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same.  Landlord’s obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys, fees, incurred in connection therewith.

ARTICLE 10

EMINENT DOMAIN

If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable, inadequate for use by Tenant for the purpose for which they were leased and shall not be reasonably sufficient for Tenant to continue feasible operation of its business, or Tenant shall not have reasonable access to the Premises, then either Landlord or Tenant may, at their respective option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises by giving written notice of such termination to the other party.  If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable to the extent the condemnation award proceeds received by Landlord are sufficient therefor; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed.  All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award.  However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s property, so long as such award to Tenant does not reduce any award payable to Landlord.

ARTICLE 11

LIENS

If, because of any act or omission of Tenant or any person claiming by, through, or under Tenant, any mechanic’s lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including, without limitation, reasonable attorneys’ fees, resulting therefrom or by reason thereof.  Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, within thirty (30) days of demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of eight percent (8%) per annum until paid.

ARTICLE 12

RENTAL, PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, leasehold improvements or personal property located within the Premises.  In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent.  Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant’s liability therefor is finally determined.

If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official’s records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation, within thirty (30) days of demand therefor.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

Section 13.1                             Assignment and Subletting.  Tenant shall not, except as hereinafter provided, (i) assign, mortgage, pledge, hypothecate, encumber or in any manner transfer this Lease or any estate or interest therein, or (ii) permit any assignment of this Lease or any estate or interest therein by operation of law, or (iii) sublease the Premises or any part thereof; or (iv) grant any license, concession, or other right of occupancy of any portion of the Premises, or (v) permit the use of the Premises by any party other than Tenant, its agents and employees (each of the events described in clauses (i) through (v) being referred to herein as a “Transfer”).  Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold, delay, deny or condition consent to any assignment of this Lease or subletting of all or a portion of the Premises, provided (a) Tenant is not then in default under this Lease beyond any applicable cure period, (b) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises and financial responsibility of the proposed assignee or sublessee, are satisfactory to Landlord, (c) the proposed assignee or sublessee shall expressly assume all the obligations of this Lease on Tenant’s part to be performed, (d) such consent, if given, shall not release Tenant of any of its obligations under this Lease, including without limitation, its obligation to pay rent, (e) Tenant agrees specifically to pay over to Landlord, as Additional Rent, fifty percent (50%) of all sums provided to be paid under the terms and conditions of such assignment or sublease which are in excess of the amounts otherwise required to be paid pursuant to this Lease less the then net unamortized or undepreciated cost of any of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property determined on the basis of Tenant’s federal income tax returns, as well as all net costs incurred by Tenant in connection with such transaction, including without limitation, broker’s commissions, and (f) Tenant shall indemnify and hold Landlord harmless from any claims for brokerage commissions due in connection with such assignment or subletting.  Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s right to approve all subsequent Transfers.  Any Transfer without Landlord’s prior written consent shall be void and shall, at the option of Landlord, constitute a Default under this Lease.  Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without consent of Landlord, which consent may be arbitrarily withheld.  In the event that Tenant shall request Landlord to consent to any Transfer, Tenant shall reimburse Landlord on demand for all of Landlord’s costs and expenses in connection therewith, including, without limitation, reasonable attorneys’ fees incurred by Landlord in the amount of $2,000.00.  Notwithstanding any Transfer consented to by Landlord, Tenant (and every guarantor of Tenant’s obligation under this Lease) shall at all times remain fully liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this Lease and any amendments hereto and extensions of the term hereof.

Section 13.2                             Recapture Election.  Intentionally Omitted.

Section 13.3                             Tenant’s Remedy. Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Article 13, Tenant’s sole remedy shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

Section 13.4                             Permitted Transfers.

A.                                    If Tenant is a corporation, partnership or limited liability entity other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a “public corporation”), the provisions of Section 13.1 shall apply to a transfer (by one or more transfers) of a majority of the stock, partnership or membership interests of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation or limited liability entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred, provided that such merger, consolidation or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

B.                                    Tenant may, without Landlord’s consent, but upon written notice to Landlord, permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as “related corporation”) to sublet all or part of the Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant’s obligations under this Lease.  Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder.  For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entities.

ARTICLE 14

TRANSFERS BY LANDLORD

Section 14.1                             Sale and Conveyance of the Building.  Landlord shall have the right to sell and convey the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 15.4.

Section 14.2                             Subordination.  Tenant’s rights under this Lease are and shall always be subordinate to the operation and effect of any mortgage, deed of trust, ground lease or master lease now or hereafter placed upon or governing the Building.  This clause shall be self-operative, and no further instrument of subordination shall be required.  In confirmation thereof, Tenant shall execute such further assurance as may be required.  Any mortgagee, ground lessor or trustee under any such mortgage, deed of trust, ground lease or master lease may elect that this Lease shall have priority over its mortgage, deed of trust, ground lease or master lease; and upon notification to Tenant of such election by such mortgagee, ground lessor or trustee, this Lease shall be deemed to have priority over said mortgage, deed of trust, ground lease or master lease whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust, ground lease or master lease.  Notwithstanding the foregoing, no default by Landlord under any such mortgage, deed of trust, ground lease or master lease shall affect Tenant’s rights hereunder so long as Tenant is not in default under this Lease beyond any applicable cure period.  Tenant hereby attorns to any successor to Landlord’s interest in this Lease and shall recognize such successor as Landlord hereunder.  Tenant agrees to execute and deliver within twenty (20) days after Landlord’s request, all instruments as may be reasonably required by such successor to confirm such attornment.  Notwithstanding anything contained in this Lease, the subordination of this Lease to any superior lease or superior mortgage now or hereafter placed upon or to encumber the property, and to any renewals, modifications, extensions and refinancing of any superior lease or superior mortgage now or hereafter placed upon or to encumber the property, and Tenant’s agreement to attorn to any superior lessee or superior mortgagee under a superior lease or a superior mortgage, shall be conditioned upon and subject to such superior lessee or superior mortgagee entering into a subordination, non-disturbance and attornment agreement (“SNDA”) in form and substance then customarily used by such superior lessee or superior mortgagee, stating that so long as this Lease shall be in effect and Tenant shall not be in default hereunder beyond any applicable cure period that (i) Tenant shall not be named or joined in any action or proceeding to foreclose any such superior lease or superior mortgage (unless Tenant is deemed a necessary party under any law then in effect, in which case Tenant’s interest in the premises shall not, in any case, be foreclosed) and (ii) such action or proceeding shall not result in a cancellation or termination of this Lease, and (iii) if the holder of any such superior lease or superior mortgage becomes the owner of the fee or the assignee of any superior lease or if the -property shall be sold as a result of any action or proceeding to foreclose such superior mortgage, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or the then lessee of such superior lease, or such purchaser of the property, as the case may be, upon all of the obligations of this Lease.  Tenant agrees to reimburse Landlord, within thirty (30) days of written demand for any costs and expenses incurred by Landlord up to the amount of $1,000.00, in connection with obtaining said non-disturbance agreement in favor of Tenant.

ARTICLE 15

DEFAULTS AND REMEDIES

Section 15.1                             Defaults by Tenant.  The occurrence of any one or more the following events shall be a default under and breach of this Lease by Tenant:

A.                                    Tenant shall fail to pay any installment of Base Rent or any Additional Rent when the same shall be due and payable, or any other amounts due Landlord from Tenant as additional rent or otherwise within ten (10) days after the same shall be due and payable.

B.                                    Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such ten-day period, such default shall be deemed to have been cured if Tenant commences such performance within said ten-day period and thereafter diligently undertakes to complete the same and does so complete the required action within a reasonable time, but not more than one hundred twenty (120) days after Landlord’s notice in any event.

C.                                    Tenant shall effectuate a Transfer in violation of Article 13 hereof.

D.                                    A trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

E.                                     A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

Section 15.2                             Remedies of Landlord.  Upon the occurrence of any event of default set forth in Section 15.1, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

A.                                    Landlord may apply the Security Deposit or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action, regardless of whether caused by Landlord’s negligence or otherwise.

B.                                    Landlord may elect to terminate this Lease and Tenant’s right to the Premises or, without terminating this Lease, forthwith terminate Tenant’s right to possession of the Premises.  Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises with process of law in the event of any such termination of this Lease or right to possession, and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or  be within the Premises and to remove any and all property therefrom using such force as may be necessary without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord’s rights to rent or any other right given to Landlord hereunder or by operation of law.

C.                                    Landlord may at Landlord’s option enter into the Premises, remove Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as in subparagraph B of this Section 15.2, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant’s obligation to pay the rent hereunder for the full term.  Upon and after entry into possession without termination of this Lease, subject to Landlord’s right to first rent other vacant areas in the Building, Landlord may relet the Premises or any part thereof to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord in Landlord’s sole discretion shall determine.  Any proceeds from the relet of the Premises by Landlord shall first be applied against the cost and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, and other reasonably necessary expenses incurred to secure a new tenant for the Premises.  If the consideration collected by Landlord upon any such reletting after payment of the expenses of reletting the Premises is not sufficient to pay monthly the full amount of the rent reserved in this Lease, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due upon demand.  If the consideration collected by Landlord upon any such reletting after payment of the expenses of reletting the Premises is greater than the amount necessary to pay the full amount of the rent reserved in this Lease, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

D.                                    If the Landlord shall decide to terminate this Lease, Landlord, at its sole option, shall be entitled to recover from Tenant, in lieu of any amounts due under Section 15.2C hereof, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which Landlord’s reasonable estimate of the aggregate amount of Base Rent and Annual Rental Adjustment for a period from the date of such termination through the scheduled expiration date of this Lease, exceeds the then reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of five percent (5%) per annum.  If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for such period, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

E.                                     Notwithstanding anything in this Lease to the contrary, any and all remedies set forth in this Lease (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative and (iii) may be pursued successively or concurrently as the Landlord may elect.  The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same, or any other term, covenant or condition herein contained.  The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease.

F.                                      Notwithstanding any provision in this Lease permitting Tenant to cure any default within a specified period of time, if Tenant shall default (i) in the timely payment of rent (whether any or all of Base Rent or Annual Rental Adjustment) two (2) or more times in any period of twelve (12) consecutive months, or (ii) in the performance of any particular term, condition or covenant of this Lease two (2) or more times in any period of six (6) consecutive months, then, notwithstanding that such defaults shall have each been cured within any applicable cure period after notice, if any, as provided in this Lease, any further similar default (including, without limitation, with respect to non-payment of rent, the further non-payment of any kind of rent payable under this Lease) shall not be curable by Tenant and Landlord shall have all of the remedies provided in this Lease (including, without limitation, any and all remedies at law and in equity) for a default hereunder.  Furthermore, if Tenant shall default in the timely payment of rent (whether any or all of Base Rent or Annual Rental Adjustment) two (2) or more times in any period of twelve (12) consecutive months, Tenant shall, within five (5) days after receipt of Landlord’s written demand therefor, deposit with Landlord as security for Tenant’s further obligations under this Lease, a sum equal to two (2) months Base Rent and Annual Rental Adjustment as calculated by Landlord, which sum shall be held and applied by Landlord as a security deposit hereunder in addition to any other security deposit required hereunder.

G.                                    Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

Section 15.3                             Default by Landlord and Remedies of Tenant.  It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same.  Upon the occurrence of any such default, Tenant may sue for injunctive relief or recover direct damages for any loss resulting from the breach, and Tenant shall be permitted to exercise all other rights and remedies under this Lease, at law and in equity.

Section 15.4                             Limitation of Landlord’s Liability.  If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease as provided in Section 15.3 and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that  it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment and that Landlord shall not be liable for any deficiency.

The references to “Landlord” in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building.  In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the “Landlord” named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations accruing after the date of transfer.

Section 15.5                             Non-Waiver of Defaults.  The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision.  No waiver of any default and breach of the Lease shall be deemed to be a waiver of any other default and breach.  The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease.  No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 15.6                             Attorneys’ Fees.  In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein.  Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith.  If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith.

ARTICLE 16

RESERVED

ARTICLE 17

NOTICE AND PLACE OF PAYMENT

Section 17.1                             Notices.  Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Item L of the Basic Lease Provisions.  When so mailed, the notice shall be deemed to have been given two (2) business days after the date it was mailed.  When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service.  The address specified in Item L of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

Section 17.2                             Place of Payment.  All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord’s management agent at the address specified in Item L of the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE 18

TENANT’S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 18.1  Definitions.  For purposes of this Lease, the following additional definitions shall apply:

A.                                    “Hazardous Substances” shall include any pollutants,  petroleum products, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Industrial Site Recovery Act and all rules, regulations, orders, directives and opinions promulgated thereunder (“ISRA”) N.J.S.A. 13:1K-6 et seq.; the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder (“Spill Act”); the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder (“CERCLA”); or any other Federal, State or Local environmental law or ordinance; and all rules, regulations, orders, directives and opinions promulgated under the foregoing, any amendments to any of the foregoing and any successor legislation to any of the foregoing (collectively “Environmental Laws”);

B.                                    “Release” means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping;

C.                                    “Notice” means any summons, citation, directive, order, claim, litigation,  investigation, proceeding, judgment, letter, submission or other communication, written or oral, actual or threatened, from the New Jersey Department of Environmental Protection (“DEP”), the United States Environmental Protection Agency (“EPA”), any other Federal, State or Local agency or authority or any other entity or any individual, concerning any act or omission resulting or which may result in the Release of Hazardous Substances into the waters or onto the lands of the State of New Jersey or into waters outside the jurisdiction of the State of New Jersey or into the “environment” as such terms are defined in CERCLA, or otherwise related to any Environmental Law or Tenant’s obligations pursuant to this Section 22.  “Notice” shall include the imposition of any liens of any real or personal property or revenues of Tenant including, but not limited to, Tenant’s interest in the Premises or any of Tenant’s property located thereon, pursuant to or resulting from the violation of any Environmental Law, or any other governmental actions, orders or permits or any knowledge after due inquiry and investigation of any facts which could give rise to any of the above.

Section 18.2                             To the extent that Tenant may be permitted under applicable law to use the Premises and/or the Project for the generating, manufacturing, refining, transporting, treating, storing, handling, disposing, transferring or processing of Hazardous Substances, Tenant shall ensure that said use shall be conducted at all times strictly in accordance with applicable

Environmental Law.  Tenant shall not cause nor permit as a result of any intentional or unintentional act or omission, a Release of Hazardous Substances.  If any intentional or unintentional act or omission results in any actual or alleged Release of Hazardous Substances, Tenant promptly shall conduct necessary sampling and cleanup and remediate such Release in accordance with applicable Environmental Laws.

Section 18.3                             Tenant shall not operate any business at the Premises which shall be subject to ISRA.  Tenant hereby represents that its North America Industrial Classification (herein “NAIC”) Number is 541711 as determined by reference to the NAIC Manual and its operations shall consist of the Use described in Paragraph J of Section 1.2 above.  Notwithstanding any provision of ISRA to the contrary, if the Tenant’s operations become subject to ISRA, Tenant, at Tenant’s own expense, shall do whatever is necessary to comply with ISRA whenever an obligation to do so arises.  If requested to do so by Landlord, but no more often than once per year, Tenant shall obtain a letter from DEP or any successor agency confirming that ISRA does not apply to Tenant’s operations.  At no expense to Landlord, Tenant promptly shall provide all information requested by Landlord regarding or in furtherance of ISRA compliance.  Tenant shall sign any affidavit concerning compliance with Environmental Laws submitted by Landlord which is true, accurate and complete; if an affidavit is not true, accurate and complete, Tenant shall provide the necessary information to make it true, accurate or complete and then shall sign same.

Section 18.4                             Tenant promptly shall furnish Landlord with true copies of any Notices of any nature made by Tenant to, or received by Tenant from DEP, EPA, or any local, state or federal authority.

Section 18.5                             Notwithstanding anything in this Lease to the contrary, and without limiting any other provisions of this Article 18, Tenant, at its sole cost and expense, shall observe, comply and fulfill all of the terms and provisions of all applicable Environmental Laws, as the same may be amended from time to time, as they relate to Tenant’s use and occupancy of the Premises during the term of this Lease.

Section 18.6                             Without limiting the foregoing, Tenant agrees:

A.                                    That it shall not do or omit to do nor suffer the commission or omission of any act, the commission or omission of which is prohibited by or may result in liability pursuant to any Environmental Law, including without limitation, the Release of Hazardous Substances;

B.                                    Whenever the provisions of any Environmental Law requires the “owner  or operator” of the Premises to do any act, Tenant on behalf of Tenant and/or Landlord, as the case may be, shall do such act at its sole cost and expense, including the making of all submissions and the providing of all information, it being the intention of the parties hereto that Landlord shall be free of all expenses and obligations arising from or in connection with compliance with Environmental Laws relating to Tenant’s particular use of the Premises and that Tenant shall fulfill all such obligations and pay all such expenses.

Section 18.7                             In the event there shall be filed a lien against the Premises and/or the Project arising out of a claim(s) by DEP pursuant to the provisions of the Spill Act or by EPA pursuant to the provisions of CERCLA that is related to, attributable to or caused by Tenant’s acts or omissions, Tenant immediately either shall: 1) pay the claim and remove the lien from the Premises and/or the Project; or, ii) furnish a bond, cash receipt or other security satisfactory to Landlord sufficient to discharge the claim out of which the lien arises.

Section 18.8                             (i)                                     Tenant promptly shall provide Landlord with all documentation and correspondence provided to DEP pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq., and all rules, regulations, orders, directives and opinions promulgated thereunder.

(ii)                                  Tenant promptly shall supply Landlord all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge Reports and Notices Act, N.J.S.A. 13:1K-15, et seq. and all rules, regulations, orders, directives and opinions promulgated thereunder.

(iii)                               Tenant promptly shall provide Landlord with a copy of all permits obtained pursuant to any Environmental Law.

Section 18.9                             Tenant acknowledges that for Landlord to comply with the requirements of Environmental Laws, Landlord from time to time, may have to enter the Premises.  Landlord and/or its agents shall have an irrevocable license and right to enter the Premises for such purposes, upon reasonable prior written notice to Tenant and at reasonable times, and with respect to the Laboratory and Vivarium, with a representative of Tenant present at all times.  All such entry by Landlord and/or its agents shall be upon reasonable notice to Tenant.

Section 18.10                      Tenant agrees to cooperate with Landlord to provide any information necessary to Landlord in order to effect compliance with any Environmental Law and to execute any documents requested by Landlord in connection with compliance with any Environmental Law.

Section 18.11       Tenant shall cooperate fully in allowing, from time to time, but in no event more than one per calendar year, such examinations, tests, inspections and reviews of the Premises as Landlord, in its sole and absolute discretion, shall determine to be advisable in order to evaluate any potential environmental problems or Tenant’s compliance with Environmental Laws, provided the same does not interfere with Tenant’s use of the Premises or its access thereto or the conduct of Tenant’s business in the Premises, and does not compromise Tenant’s privacy or security in the Premises.

Section 18.12                      Tenant shall indemnify, defend and hold Landlord harmless from any and all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including counsel fees (including those incurred to enforce this indemnity or for any other purpose) arising out of or in any way related to (1) any spills or discharges of Hazardous Substances at the Premises and/or Project for which Tenant is responsible pursuant to this Lease or (2) Tenant’s failure to comply with the provisions of this Lease.  Tenant’s obligations and liabilities pursuant to this Lease shall continue for so long as Landlord remains responsible or liable under Environmental Laws or otherwise for any spills or discharges of Hazardous Substances and/or for any violations of Environmental Laws which occur during Tenant’s possession of the Premises.  Tenant’s failure to abide by the terms of this Section shall be enforceable by injunction.

Section 18.13       Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible for complying with any Environmental Law in connection with any spill or Release of Hazardous Substances which shall have occurred prior to the Commencement Date of this Lease, or which are attributable to any other tenant of the Building or to Landlord.

Section 18.14                      In the event Tenant shall fail to comply in full with this Section, Landlord, at its option, may perform any and all of Tenant’s obligations as aforesaid, and all costs and expenses so incurred by Landlord shall be deemed a claim against Tenant as Additional Rent payable within thirty (30) days of demand.

Section 18.15                      In no event shall Landlord be liable or responsible to Tenant or anyone claiming through or under Tenant for the failure of any other tenant or other person to comply with any Environmental Law and Tenant shall not be excused from the performance of any obligation hereunder due to such failure.

Section 18.16                      The provisions of this Article 18 shall survive the expiration or earlier termination of this Lease, regardless of the reason for such termination and compliance with the provisions of this Article 18 may require Tenant to expend funds or perform acts after the expiration or termination of this Lease.  Tenant agrees to expend such funds and/or perform such acts and shall not be excused therefrom notwithstanding any expiration or termination of this Lease, it being agreed and acknowledged that Landlord would not have entered into this Lease but for the provisions of this Article 18.

ARTICLE 19

MISCELLANEOUS GENERAL PROVISIONS

Section 19.1                             Condition of Premises.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant’s business except as provided in this Lease.

Section 19.2                             Insolvency or Bankruptcy.  In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.  This Lease shall be assumed or rejected within sixty (60) days after the filing of any bankruptcy proceeding filed by or against Tenant.

Section 19.3                             Common Areas.  The term “Common Areas,” as used in this Lease, refers to the areas of the Building which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas, the loading dock and other areas as may be designated by Landlord as part of the Common Areas of the Building.  Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted by Landlord including those set forth in Section 5.2 and Exhibit C of this Lease.  Landlord reserves the right to modify, alter and close portions of the Common Areas from time to time in its sole and absolute discretion, provided that Tenant’s access to the Premises shall not be materially, adversely affected.

Section 19.4                             Choice of Law.  This Lease shall be governed by and construed pursuant to the laws of the State of New Jersey.

Section 19.5                             Successors and Assigns.  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 19.6                             Name.  Tenant shall not, without the written consent of Landlord, use the name of Perryville Corporate Park for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

Section 19.7                             Examination of Lease.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 19.8                             Reserved.

Section 19.9                             Defined Terms and Marginal Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  If more than one person is named as Tenant, the obligations of such persons are joint and several.  The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Section 19.10                      Prior Agreements.  This Lease and the letter of understanding executed pursuant to Section 2.3 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 19.11                      Payment of and Indemnification for Leasing Commissions.  The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that, or are those named in Item I of the Basic Lease Provisions; and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease.  Each party shall indemnify the other party and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.  Landlord will not pay a broker commission to any broker representing Tenant for any extensions of the Lease Term and/or expansions of the Premises outside the original term of the Lease.

Section 19.12                      Severability of Invalid Provisions.  If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 19.13                      Definition of the Relationship Between the Parties.  Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant’s business in the Premises or otherwise.

Section 19.14                      Lease Modification.  Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified.

Section 19.15                      Americans With Disabilities Act (“ADA”).  Landlord shall be responsible for compliance with ADA in the Common Areas and Tenant shall be responsible for compliance with ADA in the Premises to the extent such compliance is required or compelled by Tenant’s particular manner of use of the Premises; provided however, Tenant shall be responsible for compliance with ADA in the applicable Common Areas in the event (i) the conduct of Tenant’s business is unique to that of other tenants in the Building and necessitates special requirements, or (ii) Tenant’s improvements in the Premises thereby necessitate compliance with ADA in the Common Areas.  Landlord represents and warrants that the Building and the Premises and all Common Areas comply with legal requirements, including without limitation, ADA, fire, life safety, environmental and OSHA.  Any improvements needed to satisfy compliance with legal requirements (including bathrooms) shall not increase costs for Tenant during the lease term or subsequent extensions

Section 19.16                      Estoppel Certificate.  Tenant shall, within fifteen  (15) business days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as Exhibit D or in such other form as Landlord may reasonably request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the

Lease or Tenant’s occupancy of the Premises.  Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building.  In the event that Tenant fails to deliver to Landlord the aforesaid certificate within the time period described hereinabove, then Tenant herein unconditionally agrees that it shall be liable on demand to pay Landlord the sum of $1,000.00 for each day that Tenant is late in delivering the aforesaid certificate to Landlord, such sum to be as and for Landlord’s full and complete liquidated and agreed monetary damages suffered by reason of Tenant’s failure to timely deliver an estoppel certificate to Landlord.  In addition to the foregoing, Landlord reserves the right to exercise any further rights or remedies available to it under the Lease, at law or equity by reason of Tenant’s default hereunder.

Section 19.17                      Memorandum of Lease.  Tenant shall not record this Lease or any memorandum or short form of this Lease.

Section 19.18                      Force Majeure.  This Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill or is delayed in fulfilling any of its obligations when such inability or delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; manmade or natural casualties; adverse weather conditions or other acts of God; acts of omissions of governmental or political bodies; or civil disturbances or riots.

Section 19.19                      Reserved.

Section 19.20                      Representations and Indemnifications.  Any representations and indemnifications of Landlord contained in the Lease shall not be binding upon (i) any mortgagee having a mortgage presently existing or hereafter placed on the Building, or (ii) a successor to Landlord which has obtained or is in the process of obtaining fee title interest to the Building as a result of a foreclosure of any mortgage or a deed in lieu thereof.

Section 19.21                      Tenant’s Representations and Warranties.  The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Tenant; and (iii) the individual executing and delivering this Lease on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant.  Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

Section 19.22                      Parking.  Landlord shall provide to Tenant, at Tenant’s sole cost and expense, with the following: (a) four (4) unreserved parking spaces for every 1,000 square feet leased in the Building’s parking facility, (b) ten (10) reserved parking spaces near the side entrance to the Building, and (c) three (3) to four (4) parking spaces outside of the first floor mechanical room as more particularly shown on Exhibit G hereto, subject to approval from the local township.

Section 19.23  Reserved.

Section 19.24  Reserved.

Section 19.25  Card Keys.  As of the Commencement Date, Landlord shall provide no more than 133 card keys to Tenant for access to the Building by Tenant’s employees at Landlord’s sole cost and expense.  In the event Tenant requires additional or replacement card keys during the Term, same shall be provided by Landlord to Tenant at Tenant’s expense.

Section 19.26  Janitorial Services.  Landlord agrees to provide janitorial service to the Office Premises at Landlord’s sole cost and expense.  Tenant shall be responsible for janitorial service of the Vivarium and Laboratory at Tenant’s sole cost and expense, and Tenant shall be expressly prohibited from having any waste from the Vivarium and/or laboratory brought into the Office Premises for removal, except that non-biohazard waste from the Laboratory and Vivarium may be placed in the office area of the Premises for removal as part of routine cleaning.  If during the Term, Tenant elects to provide janitorial service for the Office Premises, Tenant shall notify Landlord of the foregoing election and Landlord agrees to reduce the Base Rent for the approximate rentable square footage of the Office Premises at a rate of $0.50 per annum.

Section 19.27.  Renewal Option.

A.            Provided that at the time of the exercise of the option provided for in this Section 19.27 and immediately prior to the expiration of the Lease Term, this Lease shall be in full force and effect, the Tenant is in occupancy of the Premises and no event of default exists hereunder, Tenant shall have the right, by notice given to Landlord not less than nine (9) months prior to the Expiration Date of the Lease Term, the time of giving of such notice to be of the essence of this Lease, to extend the Term of this Lease for two (2) additional periods of five (5) years (each period being the “Renewal Term”).  If this Lease is so extended, all of the provisions of this Lease shall continue in full force and effect during the Renewal Term (including Tenant’s obligation to pay Additional Rent as provided for in this Lease and the Annual Rental Adjustment as provided in Section 3.2), but Landlord shall have no obligation to make or contribute to the cost of renovations, alterations or improvements in or to the Premises.

B.            If the Lease Term shall be renewed as provided in subsection A for the first Renewal Term then and in that event and in addition to additional rent due under Article 3 (and utilizing the same Base Year as set forth therein), Tenant shall pay Base Rent during the first Renewal Term (the “Renewal Term Rent”) equal $15.00 per annum (except as otherwise set forth in Section 19.28 below), which Renewal Term Rent shall escalate at a rate of $0.50 per annum.  If the Lease Term shall be renewed as provided in subsection A for the second Renewal Term then and in that event and in addition to additional rent due under Article 3 (and utilizing the same Base Year as set forth therein), Tenant shall pay Renewal Term Rent during the second Renewal Term equal to the fair market rental rate of the Premises (the “Fair Market Rental Rate”) and additional rent shall be payable based upon a new Base Year, being the year after the year in which the second Renewal Term shall commence.  The Renewal Term Rent shall be determined initially by Landlord in a notice to Tenant (the “Renewal Notice”) which notice shall contain Landlord’s determination of the Renewal Term Rent (the “Landlord’s Determination”) and which Renewal Notice shall be delivered to Tenant not later than one hundred eighty (180) days prior to the first day of the second Renewal Term.  If Tenant disputes Landlord’s Determination, Tenant shall deliver Tenant’s determination of the Fair Market Rental Rate (the “Tenant’s Determination”) by notice delivered to Landlord (the “Notice of Dispute”), not later than thirty (30) days after delivery to Tenant of the Renewal Notice.  Failure by Tenant to dispute Landlord’s Determination within thirty (30) days after receipt of the Renewal Notice, time being of the essence as to such date, shall bind Tenant to such Landlord’s Determination.  If Landlord disputes Tenant’s Determination by notice delivered to Tenant (the “Landlord’s Notice”) within thirty (30) days after receipt of the Notice of Dispute, Landlord and Tenant shall attempt to agree as to the Fair Market Rental Rate within thirty (30) days after Tenant’s receipt of Landlord’s Notice.  If Landlord and Tenant shall be unable to reach an agreement regarding the Fair Market Rental Rate within said thirty (30) day period, the Fair Market Rental Rate shall be determined by an arbitration proceeding as provided in subsection C below.  For the purposes of this Lease, the term “Fair Market Rental Rate” shall mean the annual fair market rental value for the Premises, for the applicable term, taking into account all relevant factors including, without limitation, (a) the size and location of the Premises, (b) the annual rental rate then being charged by landlords to tenants in recent transactions for space in comparable office buildings located in the Hampton, New Jersey area, and (c) any tenant improvement allowances, brokerage commissions, base years, construction time and all other lease concessions, which non renewing tenants are then receiving in connection with the lease of comparable space in buildings comparable to the Building in terms of age, quality, services, amenities, quality of construction and appearance in the Western New Jersey I -78 Corridor.

C.            Any dispute between Landlord and Tenant as to the Renewal Term Rent shall be determined in accordance with the procedures set forth in subsection D below if the parties are unable to agree upon the Renewal Term Rent.

D.            If within thirty (30) days after Tenant’s receipt of Landlord’s Notice, Landlord and Tenant shall be unable to reach an agreement regarding the Fair Market Rental Rate, Landlord and Tenant shall jointly select an independent real estate appraiser (the “Appraiser”) whose fee shall be borne equally by Landlord and Tenant.  In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Appraiser in accordance with the real estate arbitration rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

E.            The Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the

Appraiser, choose either Landlord’s or Tenant’s Determination, and such choice by the Appraiser shall be conclusive and binding upon Landlord and Tenant.  Each party shall pay its own counsel fees and expenses if any, in connection with any arbitration under this Section 19.27, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article.  Any Appraiser appointed pursuant to this Section 19.27 shall be an independent real estate appraiser with at least ten (10) years experience in leasing, determination of rental rates therein in the Hampton, New Jersey area, and valuation of properties which are similar in character to the Building.  The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

F.             It is expressly understood that any determination of the Fair Market Rental Rate hereunder shall be based on the relevant factors and criteria stated in subsection D of this Section 19.27.

G.            After a determination has been made of the Fair Market Rental Rate for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Fair Market Rental Rate (and the Renewal Term Rent payable during the Renewal Term) as hereinabove determined.

H.            Unless and until the Fair Market Rental Rate shall be determined in accordance with this Section 19.27, Tenant shall pay Renewal Term Rent for the Premises at the Base Rent payable during the last year of the first Renewal Term (in addition to any additional rent due and payable during such period pursuant to the terms and conditions of this Lease).  Upon determination of such rent by appraisal pursuant hereto, the rent so determined shall apply retroactively to the Renewal Term commencement date, and, promptly after such determination, (x) Tenant shall pay to Landlord, within thirty (30) days following demand therefor, the excess, if any, of (a) the Renewal Term Rent, as so determined, with respect to the period commencing on the Renewal Term commencement date and terminating on the last day of the month during which such determination occurs (the “Relevant Period”), over (b) the Renewal Term Rent theretofore paid by Tenant with respect to the Relevant Period, or (y)  Landlord shall pay to Tenant, within thirty (30) days following demand therefor, the excess, if any, of (a) such Renewal Term Rent actually paid by Tenant with respect to the Relevant Period, over (b) the Renewal Term Rent, as so determined, with respect to the Relevant Period or if not paid within such thirty (30) day period, Tenant shall be entitled to credit such amount against the payments of Base Rent next due hereunder.

Section 19.28.  Expansion Option.

A.           Provided Tenant is not in default hereunder beyond the giving of notice and expiration of applicable grace periods expressly provided for in this Lease and this Lease shall be in full force and effect, then at any time during the first three (3) Lease Years from and after the Rent Commencement Date, Tenant shall have the continuous right and option (the “Expansion Option”) to lease the remaining vacant portions of the first (1st) floor or the second (2nd) floor of the of the Building as more particularly described on Exhibit F annexed hereto and made a part hereof (collectively the “Expansion Space”).  Notwithstanding the foregoing, Tenant’s Expansion Option is subject to the superior rights of the following current tenants in the Building:  Malick & Scherer, Marsulex Environmental Technologies, and Ikaria, Inc.

B.           Tenant shall have given written notice to Landlord of its intent to exercise the Expansion Option in accordance with Section 17.1 above (the “Expansion Intent Letter”), which Expansion Intent Letter shall have been received by Landlord not less than thirty (30) days prior to the date Tenant wishes to occupy the Expansion Space within the first three (3) Lease Years from and after the Rent Commencement Date.

C.            If Tenant shall exercise the Expansion Option in accordance with the provisions of this Section, this Lease shall be amended to include the Expansion Premises upon all the terms, covenants, and conditions contained in the Lease, except that (i) the Base Rent payable for the Expansion Space shall be equal to the then escalated rent under this Lease at the time Tenant takes possession of the Expansion Space, and (ii) the term for the Expansion Space and the Premises shall be extended for a term of five (5) years from the date Tenant takes possession of the Expansion Space.

D.            Notwithstanding the provisions of the Section 19.27(B) above, in the event Tenant exercises the first Renewal Option, the Renewal Rental Rate for the Expansion Space and the Premises shall be equal to the then escalated rent under this Lease as of the commencement of the first Renewal Term, which rate shall escalate at the rate of $0.50 per annum.

Section 19.29.  Right of First Offer.

A.            Provided that Tenant shall not be in default under any of the terms and conditions of the Lease beyond the expiration of all applicable notice and cure periods expressly provided for in this Lease and this Lease shall be in full force and effect, then Tenant shall have the continuous right to lease any portion of space in the Building (collectively the “ROFO Premises”), which is reasonably capable of being subdivided for Tenant’s use and occupancy, if, as, and when it becomes vacant and available for leasing, from time to time, during the term of this Lease and is not (or has not been) leased or committed to, and leasing rights or option rights therein have not been given or committed to, any other party now occupying or at any time occupying or leasing or proposing to lease the ROFO Premises.

B.            Landlord shall give written notice to Tenant of the availability of the ROFO Premises for leasing by Tenant after Landlord elects to lease such space (“Landlord’s ROFO Notice”).  Tenant shall then have a period of fifteen (15) business days from receipt of Landlord’s ROFO Notice to deliver written notice to Landlord of Tenant’s exercise of its option to lease the ROFO Premises on and for the terms contained herein and in Landlord’s ROFO Notice (“Tenant’s ROFO Notice”).  If Tenant shall duly exercise its option within the time and the manner specified in this subparagraph, and there shall not then be existing a default beyond any applicable cure period by the Tenant under this Lease, then within ten (10) business days of receiving

Tenant’s ROFO Notice, Landlord shall deliver to Tenant a written lease agreement or amendment of this Lease for the ROFO Premises containing the terms of the proposed lease for the ROFO Premises, including, without limitation, the rent (which shall be equal to the then escalated rental rate for the Premises) and the term (which shall term shall expire co-terminously with this Lease).  All notices to be given by Landlord and Tenant hereunder shall be given in accordance with Section 17.1 of this Lease, with time being of the essence.

Section 19.30.  Roof Rights. Provided Tenant complies with the provisions of Article 7 (Alterations) and Article 9 (Insurance) hereof, Landlord hereby grants Tenant the right, at Tenant’s sole cost and expense but without additional charge to Tenant during the Lease Term, to install on the roof of the Building, in locations approved by Landlord, (a) no more than one (1) satellite dish each not to exceed eighteen inches (18”) in diameter and antenna, together with the ancillary equipment cables from same to the Premises (collectively the “Satellite Dish”), and (b) exhaust fans and mechanical equipment incidental to Tenant’s business operations.  Landlord will coordinate with Tenant’s vendor and building roofer to install such equipment in order to insure the warranty for the Building roof remains in effect after such installation and upon removal at the end of the Term.  Tenant shall be responsible, at its sole cost and expense, for the maintenance, repair and replacement of the Satellite Dish, fans and equipment at all times throughout the term of this Lease.  Tenant shall be responsible for procuring whatever license or permits may be required for the use of the Satellite Dish, fans or operation of any equipment served thereby.  Tenant hereby agrees that on or before the Expiration Date, it shall remove the Satellite Dish, fans and equipment from the roof of the Building and restore the roof to its original condition, ordinary wear and tear excepted.

Section 19.31.  Cafeteria.  Landlord hereby agrees that during the Lease Term and any renewal terms thereof, Landlord shall continuously operate cafeteria facilities in the Building.

Section 19.32.  Permit Contingency. As used in this Lease, the term “Permits” shall mean any and all permits, approvals, consents, certificates, variances or licenses from the governmental authority having jurisdiction over the Building, which are necessary to operate a Vivarium and Laboratory in the Premises.  In the event that Tenant, after diligently and in good faith attempting to obtain the Permits, is unable to obtain same by the date June 26, 2013 after the date of this Lease (hereinafter referred to as the “Outside Contingency Date”) then Tenant shall be permitted to terminate this Lease upon five (5) days written notice to Landlord sent within three (3) days after the Outside Contingency Date and upon such termination Landlord and Tenant shall have no further obligations under this Lease and this Lease shall be deemed terminated.  Landlord shall cooperate in Tenant’s efforts to obtain the Permits, at no cost to Landlord, and shall sign such reasonable documents as shall be reasonably required by or convenient for the applicable governmental authority.  Landlord’s cooperation shall include, without limitation, the prompt sign-off on all filings or submissions that require Landlord execution.

Section 19.33.  Installation of Hot Water Boiler.  Provided Tenant complies with the provisions of Article 7 (Alterations) and Article 9 (Insurance) hereof, Landlord hereby grants

Tenant the right, at Tenant’s sole cost and expense but without additional charge to Tenant during the Lease Term, to install a hot water boiler (the “Boiler”) in Landlord’s mechanical room located on the first floor of the Building.  In connection with the installation, use and operation of the Boiler, Tenant agrees with the following: (i) Tenant shall be solely responsible for the maintenance, repair, replacement and removal of the Boiler; (ii) Tenant shall indemnify and hold Landlord harmless in connection with the installation, use, removal and operation of the Boiler; (iii) Tenant shall be responsible for making sure the Boiler complies with all applicable laws, including, but not limited to, applying for and obtaining all necessary permits and approvals; (iv) prior to the installation of the Boiler, Tenant shall provide Landlord with proof of insurance covering the Boiler, naming Landlord as an additional insured thereunder, as reasonably determined by Landlord; (v) Tenant shall maintain an annual maintenance contract for the Boiler and provide Landlord evidence of the same upon Landlord’s request thereof; and (vi) Tenant shall deliver to Landlord detailed plans and specifications, if necessary, in connection with the installation of the Boiler.

Section 19.34.  Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one Lease.  Furthermore, this Lease may be executed by a party’s signature transmitted by facsimile or by electronic mail in pdf format (“pdf”), and copies of this Agreement executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.  All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals.

[The remainder of this page is left intentionally blank.  Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

CROWN PERRYVILLE, LLC

By: Crown NJ, LLC, Its Managing Member

By:	/s/ Davar Rad
	Name:	Davar Rad
	Title:	Managing Member

TENANT:

CELLDEX THERAPEUTICS INC.

By:	/s/ Anthony Marucci
	Name:	Anthony Marucci
	Title:	President & C.E.O.

Tenant’s Tax Identification Number - 13-3191702

EXHIBIT A

THE PREMISES

EXHIBIT B

LANDLORD’S WORK

Landlord agrees, at its sole cost and expense, to perform the following work in the Premises using Building-standard materials (collectively the “Landlord’s Work”):

1.             Replace all damaged and stained carpet tiles.

2.             Clean carpeting

3.             Replace damaged ceiling tiles.

4.             Replace damaged lighting fixtures.

5.             Provide and install double herculite doors for the Premises.

6.             Provide up to ten (10) office doors and associated hardware.

7.             Provide VAV boxes for the Office Premises.

EXHIBIT C

RULES AND REGULATIONS

1.     The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or used for any purpose other than ingress and egress.

2.     No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of each tenant’s leased premises other than Landlord standard drapes without Landlord’s prior written approval, except with respect to Tenant initial tenant improvements.  All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be flourescent, of a quality, type, design and bulb color approved by Landlord.  Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3.     No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of each tenant’s leased premises or the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant.  Standard interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord, and shall be of a size, color and style acceptable to Landlord.  The directory tablet will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4.     The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant.

5.     The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.     No tenant shall mark, paint, drill into, or in any way deface any part of such tenant’s leased premises or the Building.  No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7.     No bicycles, vehicles, birds or other animals of any kind (other than those to be kept in the Vivarium or the Laboratory) shall be brought into or kept in or about the tenant’s leased premises, and no cooking shall be done or permitted by any tenant in its leased premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit.  No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate its leased premises.

8.             No tenant shall use its premises for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of such leased premises.  No tenant shall occupy or permit any portion of its leased premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express written consent of Landlord.  No tenant shall use its leased premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

9.     No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.  No tenant shall throw anything out of doors, windows or down the passageways.

10.  No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon its leased premises any inflammable, combustible or explosive fluid, chemical or substance.

11.  No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof.  Each tenant must upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12.  All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall reasonably determine from time to time.  The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any tenant for such work must be acceptable to Landlord.  Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.  The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.  No tenant shall purchase water, ice, towel, janitorial or maintenance or other like services, from any person or persons not approved by Landlord.

14.  Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s commercially reasonable opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

15.  Landlord reserves the right to require all persons entering the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and legal holidays to register with Landlord’s security personnel.  Each tenant shall be responsible for all persons entering the Building at tenant’s invitation, express or implied.  Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

16.  Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of its leased premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17.  All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18.  The requirements of each tenant will be attended to only upon application to the Office of the Building.

19.  Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

20.  All office equipment of any electrical or mechanical nature shall be placed by tenant in its leased premises in settings which will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

21.  No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22.  There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

23.  No vending machine or machines of any description shall be installed, maintained or operated upon a tenant’s leased premises without the written consent of Landlord.

24.  The scheduling of Tenant move-ins shall be subject to the reasonable discretion of Landlord.

EXHIBIT D

ESTOPPEL CERTIFICATE

[Date]

Re:                                   Lease by                                                      as tenant (“Tenant”) for space at Perryville III at Perryville Corporate Park, Hampton, New Jersey

Gentlemen:

The undersigned Tenant does hereby certify to you as follows:

a.     The Lease consists only of the documents identified in items 1 and 2 on Schedule A attached hereto (“Schedule A”).

b.     The Lease is in full force and effect and has not been modified, supplemented, or amended as indicated in Item 2 on Schedule A.

c.     Tenant has not given the landlord written notice of any dispute between the landlord and Tenant or that Tenant considers the landlord in default under the Lease.

d.     Tenant does not claim any offsets or credits against rents payable under the Lease.

e.     Tenant has not paid a security or other deposit with respect to the Lease, except as shown in Item 3 on Schedule A.

f.     Tenant has fully paid rent on account of the month of                                       ,                 ; the current base rent under the Lease is as shown in Item 4 on Schedule A.

g.     Tenant has not paid any rentals in advance except for the current month of                                 ,                         .

h.     The term of the Lease will terminate on the dates indicated in Item 5 on Schedule A.

i.      Except as shown in Item 6 on Schedule A, Tenant has no right of first refusal, right of first offer, or option to lease space in addition to the premises demised under the Lease.

[TENANT NAME]

By:
Name:
Title:

SCHEDULE A

(i.)	Lease: Landlord: Tenant: Suite #: Date:
(ii.)	Modifications and/or Amendments

Date: Date: Date:

(iii.)	Security Deposit (currently held by Landlord)	$

(iv.)	Monthly Base Rent for current term of Lease	$

(v.)	Commencement Date: Termination Date:

(vi.)	Right of first refusal or first offer or option to lease additional space
(if none, state “None”)

If “yes”, does such right or option still exist or has such right or option been exercised or waived?

	Still Exists	Exercised	Waived:

EXHIBIT E

BASE RENT

LEASE YEAR	BASE RENT PER SQUARE FOOT	ANNUAL BASE RENT	MONTHLY BASE RENT
1	$12.00	$400,356.00	$33,363.00
2	$12.50	$417,037.50	$34,753.13
3	$13.00	$433,719.00	$36,143.25
4	$13.50	$450,400.50	$37,533.38
5	$14.00	$467,082.00	$38,923.50

Tenant shall receive a rent credit from the Commencement Date up to and including the last day of the fifth (5th) month following the Rent Commencement Date

EXHIBIT F

EXPANSION SPACE

EXHIBIT G

PARKING PLAN